Exhibit 99.1

Kineta to Host Key Opinion Leader Event on KVA12123: VISTA as an Immuno-Oncology Target

SEATTLE, March 6, 2023 — Kineta, Inc. (Nasdaq: KA), a clinical-stage biotechnology company focused on developing next-generation immunotherapies to address cancer immune resistance, announced today it will host a virtual Key Opinion Leader (KOL) event on VISTA as an immuno-oncology target on Monday, March 20, 2023 at 10:00 AM ET.

The event will feature immunology expert Michael A. Curran, PhD (MD Anderson Cancer Center Department of Immunology) who will discuss challenges in the current immuno-oncology landscape, along with the potential for VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment (TME), followed by a Fireside Chat with clinical oncology expert Patricia LoRusso, DO (Yale School of Medicine Cancer Center) on conducting clinical trials with novel immunotherapies to treat cancer.

Kineta’s leadership will provide an update on its lead program KVA12123, a novel anti-VISTA monoclonal antibody, as a treatment for patients with advanced solid tumors. Kineta recently initiated a Phase 1/Phase 2 clinical study to investigate KVA12123 alone and in combination with pembrolizumab, Merck’s anti-PD-1 therapy. A live question and answer session will follow the formal presentations.

To register for the event, please click here.

Michael A. Curran, PhD, received a PhD in Immunology from Stanford University where he was awarded the McDevitt prize for the best graduate thesis in his year. Dr. Curran was the first recipient of the prestigious American Cancer Society Levy Fellowship to fund his post-doctoral studies in the lab of Dr. James P. Allison. While pursuing his postdoctoral studies at Memorial Sloan-Kettering Cancer Center, Dr. Curran published several influential manuscripts describing how T cell co-stimulatory pathways could be modulated in tandem to mediate immunologic rejection of melanomas in mice. Dr. Curran was the first to describe how combination blockade of the T cell co-inhibitory receptors CTLA-4 and PD-1 promoted the rejection of a majority of murine melanomas – a combination that remains the most effective FDA-approved immunotherapy.

Patricia LoRusso, DO, is a Professor of Medicine (Medical Oncology) and Associate Cancer Center Director of Experimental Therapeutics at the Yale Cancer Center. She previously served in numerous leadership roles at Wayne State University’s Barbara Karmanos Cancer Institute, most recently as director of the Phase I Clinical Trials Program and of the Eisenberg Center for Experimental Therapeutics. Dr. LoRusso has served as co-chair of the NCI Cancer Therapy Evaluation Program Investigational Drug Steering Committee. She also served on the scientific committee of the AACR, and the education and scientific committees of ASCO. She is a former editor of Investigational New Drugs, is currently on the editorial board for Clinical Cancer Research and is a reviewer for several journals.

About Kineta

Kineta (Nasdaq: KA) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

KVA12123 (formerly referred to as KVA12.1) is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Kineta’s plans for pre-clinical and clinical studies and projected timelines for the initiation and completion of pre-clinical and clinical trials and other activities; regulatory filings for its product candidates; investor returns; anticipated drug effects in human subjects; and other statements that are not historical in nature. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: the adequacy of Kineta’s capital to support its future operations (including its ability to complete the second tranche of the previously disclosed contemplated private placement in the first quarter of 2023) and its ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; Kineta’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline of potential novel immunotherapies for cancer patients; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the impact of public health epidemics affecting countries or regions in which Kineta has operations or does business, such as the COVID-19 pandemic; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; Kineta’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and those risks filed as an exhibit to Kineta’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2022, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Kineta, Inc. :

Jacques Bouchy

EVP Investor Relations & Business Development

+1 206-378-0400

jbouchy@kineta.us

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Source: Kineta, Inc.

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